UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2023

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SYY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2023, Sysco Corporation (the “Company”) issued and sold $500,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of the Company’s 6.000% Senior Notes due 2034 (the “2034 Notes” and, together with the 2029 Notes, the “Notes”). The Notes were offered and sold pursuant to an automatically effective Registration Statement on Form S-3ASR (Registration No. 333-259146) filed on August 30, 2021. The 2029 Notes were issued pursuant to the Indenture dated as of June 15, 1995 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (“Bank of New York Mellon”) as successor to First Union National Bank, as trustee, as supplemented and amended by the Thirteenth Supplemental Indenture thereto dated as of February 17, 2012 (the “Thirteenth Supplemental Indenture”) among the Company, the guarantors named therein and Bank of New York Mellon, as trustee, and the Forty-Fourth Supplemental Indenture thereto dated as of November 17, 2023 (the “Forty-Fourth Supplemental Indenture”) among the Company, the Subsidiary Guarantors (as defined in the Supplemental Indentures) and U.S. Bank Trust Company, N.A. (the “Trustee”), as trustee thereunder solely with respect to the Notes, in lieu of Bank of New York Mellon. The 2034 Notes were issued pursuant to the Base Indenture, as supplemented and amended by the Thirteenth Supplemental Indenture and the Forty-Fifth Supplemental Indenture thereto dated as of November 17, 2023 (the “Forty-Fifth Supplemental Indenture” and, together with the Forty-Fourth Supplemental Indenture, the “Supplemental Indentures”, and together with the Base Indenture and the Thirteenth Supplemental Indenture, the “Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. The Notes are guaranteed to the extent provided in the Indenture by the Subsidiary Guarantors party to the Supplemental Indentures. The relevant terms of the Notes are set forth in the Base Indenture, included as Exhibit 4(a) to the Company’s Registration Statement on Form S-3 filed June 6, 1995, and incorporated herein by reference, the Thirteenth Supplemental Indenture, included as Exhibit 4(o) to the Company’s Registration Statement on Form S-3 filed on February 17, 2012, and incorporated herein by reference, and the Forty-Fourth Supplemental Indenture and the Forty-Fifth Supplemental Indenture (including in each case, the forms of the Notes) attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

The net proceeds to the Company from the sale of the Notes were approximately $987.5 million, after deducting underwriters’ discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include working capital, capital expenditures, repayment of commercial paper borrowings and to finance acquisitions, including to fund a portion of the purchase price of the Company’s pending acquisition of Edward Don & Company, a leading distributor of foodservice equipment, supplies, and disposables based in Chicago, Illinois. The acquisition, which was announced October 11, 2023, is subject to regulatory approval and other customary closing conditions.

The 2029 Notes pay interest at the rate of 5.750% per annum and the 2034 Notes pay interest at the rate of 6.000% per annum, which shall be payable in cash semi-annually in arrears on January 17 and July 17, beginning July 17, 2024. The 2029 Notes will mature on January 17, 2029 and the 2034 Notes will mature on January 17, 2034.

The Notes are unsecured obligations of the Company and will rank equally in right of payment with all the Company’s other existing and future unsecured senior indebtedness, effectively junior in right of payment to its future secured indebtedness to the extent of the value of the assets securing that indebtedness and senior to any of its future subordinated indebtedness. The subsidiary guarantees are unsecured obligations of the respective Subsidiary Guarantors. The subsidiary guarantees will rank equally in right of payment with all other existing and future unsecured senior indebtedness of the Subsidiary Guarantors and will effectively rank junior to any future secured indebtedness of the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness.

Prior to December 17, 2028 with regard to the 2029 Notes (one month prior to their maturity date) (the “2029 Notes Par Call Date”) and prior to October 17, 2033 with regard to the 2034 Notes (three months prior to their maturity date) (the “2034 Notes Par Call Date” and, together with the 2029 Notes Par Call Date, each is referred to hereinafter as a “Par Call Date”), the Company may redeem the Notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) a “make-whole” amount calculated by reference to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of the applicable series being redeemed discounted to the date of redemption and (2) 100% of the principal amount of the Notes of the applicable series to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the date of redemption. On or after the applicable Par Call Date, the Company may redeem the Notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the date of redemption.

If a Change of Control Repurchase Event (as defined in the Supplemental Indentures) occurs with respect to either or both series of Notes, the Company will be required to make an offer to repurchase all the outstanding Notes of the applicable series at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. A Change of Control Repurchase Event would occur with respect to a series of Notes if there occurred both (i) a Change of Control (as defined in the Supplemental Indentures) with respect to the Company and (ii) a Below Investment Grade Ratings Event (as defined in the Supplemental Indentures) with respect to the Notes of such series.

The foregoing descriptions of the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Supplemental Indentures (including the forms of the Notes), which are filed as Exhibits 4.1 and 4.2, respectively to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Forty-Fourth Supplemental Indenture, dated as of November 17, 2023, among the Company, the Subsidiary Guarantors and the Trustee relating to the 2029 Notes (including the Form of 5.750% Senior Note).

4.2	Forty-Fifth Supplemental Indenture, dated as of November 17, 2023, among the Company, the Subsidiary Guarantors and the Trustee relating to the 2034 Notes (including the Form of 6.000% Senior Note).

5.1	Opinion of Reed Smith LLP.

5.2	Opinion of Fraser Stryker PC LLO.

5.3	Opinion of Polsinelli PC.

5.4	Opinion of Pierce Atwood LLP.

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 17, 2023	By:	/s/ Gerald W. Clanton
Gerald W. Clanton
Vice President, Legal, Deputy General Counsel and Assistant Corporate Secretary